Exhibit 21.1
American Water Works Company, Inc.’s Subsidiaries
As of February 18, 2026

Entity Name	Entity Type	Jurisdiction of Organization
Alpha Merger Sub, Inc.	Corporation	Pennsylvania
American Lake Water Company	Corporation	Illinois
American Water (USA), LLC	Limited Liability Company	Delaware
American Water Canada Corp.	Corporation	Ontario
American Water Capital Corp.	Corporation	Delaware
American Water Enterprises Holding, LLC	Limited Liability Company	Delaware
American Water Enterprises, LLC	Limited Liability Company	Delaware
American Water Defense Services, LLC	Limited Liability Company	Delaware
American Water Federal Services, LLC	Limited Liability Company	Delaware
American Water Military Services, LLC	Limited Liability Company	Delaware
American Water Operations and Maintenance, LLC	Limited Liability Company	Texas
American Water Real Property Holdings LLC	Limited Liability Company	Delaware
American Water Services CDM, Inc.	Corporation	Washington
American Water Works Service Company, Inc.	Corporation	Delaware
AW Insurance LLC	Series Limited Liability Company	Delaware
AWIP Holdings LLC	Limited Liability Company	Delaware
AW Technologies, LLC	Limited Liability Company	Delaware
Bluefield Valley Water Works Company	Corporation	Virginia
California-American Water Company	Corporation	California
Edison Water Company	Corporation	New Jersey
Environmental Management, LLC	Limited Liability Company	Missouri
E’town Services L.L.C.	Limited Liability Company	New Jersey
GCW Acquisition Company LLC	Limited Liability Company	New Jersey
Hawaii-American Water Company	Corporation	Nevada
Illinois-American Water Company	Corporation	Illinois
Indiana-American Water Company, Inc.	Corporation	Indiana
Iowa-American Water Company	Corporation	Delaware
Kentucky-American Water Company	Corporation	Kentucky
Laurel Oak Properties Corporation	Corporation	Delaware
Liberty Water Company	Corporation	New Jersey
Maryland-American Water Company	Corporation	Maryland
Missouri-American Water Company	Corporation	Missouri
New Jersey-American Water Company, Inc.	Corporation	New Jersey
One Water Street LLC	Limited Liability Company	New Jersey
Pennsylvania-American Water Company	Corporation	Pennsylvania
Tennessee-American Water Company	Corporation	Tennessee
TWH LLC	Limited Liability Company	Delaware
Virginia-American Water Company	Corporation	Virginia
West Virginia-American Water Company	Corporation	West Virginia